
                                                                   Exhibit 10(a)






                         RECEIVABLES TRANSFER AGREEMENT

                                  by and among

                                   GGRC CORP.,

                                 as Transferor,

                            GEORGIA GULF CORPORATION,

                                individually and

                              as Collection Agent,

                                       and

                      BLUE RIDGE ASSET FUNDING CORPORATION

                           Dated as of March 10, 1998


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                                TABLE OF CONTENTS

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                                                                            Page
                                                                            ----


ARTICLE I         Definitions................................................. 1
     SECTION 1.1  Certain Defined Terms....................................... 1
     SECTION 1.2  Other Terms.................................................17
     SECTION 1.3  Computation of Time Periods.................................18

ARTICLE II        Transfers and Settlements...................................18
     SECTION 2.1  Assignment and Conveyance; Facility.........................18
     SECTION 2.2  Transfers...................................................18
     SECTION 2.3  Selection of Tranche Periods and Tranche Rates..............20
     SECTION 2.4  Discount, Fees and Other Costs and Expenses.................21
     SECTION 2.5  Non-Liquidation Settlement and Reinvestment Procedures......22
     SECTION 2.6  Liquidation Settlement Procedures...........................22
     SECTION 2.7  Fees  ......................................................23
     SECTION 2.8  Protection of Company's Ownership Rights....................23
     SECTION 2.9  General Settlement Procedures...............................24
     SECTION 2.10 Payments and Computations, Etc..............................24
     SECTION 2.11 Reports.....................................................25
     SECTION 2.12 Increase in and Reduction of Facility Limit.................25
     SECTION 2.13 Optional Retransfer.........................................25

ARTICLE III       Representations and Warranties..............................25
     SECTION 3.1  Representations and Warranties..............................25
     SECTION 3.2  Reaffirmation of Representations and Warranties.............29

ARTICLE IV        Conditions Precedent........................................30
     SECTION 4.1  Conditions to Closing.......................................30

ARTICLE V         Covenants...................................................32
     SECTION 5.1  Reporting Obligations.......................................32
     SECTION 5.2  Negative Covenants of the Transferor and Georgia Gulf.......35

ARTICLE VI        Administration and Collections..............................37
     SECTION 6.1  Appointment of Collection Agent; Collection Agent Fee.......37
     SECTION 6.2  Duties of Collection Agent..................................37
     SECTION 6.3  Rights After Designation of New Collection Agent............38
     SECTION 6.4  Responsibilities of the Transferor and Georgia Gulf.........39
     SECTION 6.5  Lock-Box Notices............................................39

ARTICLE VII       Termination Events..........................................40
     SECTION 7.1  Termination Events..........................................40
     SECTION 7.2  Termination.................................................42


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


ARTICLE VIII      Indemnification.............................................42
     SECTION 8.1  Indemnities by the Transferor...............................42
     SECTION 8.2  Tax Indemnification.........................................44
     SECTION 8.3  Additional Costs............................................45
     SECTION 8.4  Other Costs and Expenses....................................46
     SECTION 8.5  Reconveyance Under Certain Circumstances....................47

ARTICLE IX        Miscellaneous...............................................47
     SECTION 9.1  Term of Agreement...........................................47
     SECTION 9.2  Waivers; Amendments.........................................47
     SECTION 9.3  Notices.....................................................47
     SECTION 9.4  Governing Law; Submission to Jurisdiction; Integration......49
     SECTION 9.5  Severability; Counterparts..................................49
     SECTION 9.6  Assignments.................................................49
     SECTION 9.7  Confidentiality.............................................49
     SECTION 9.8  No Bankruptcy Petition Against the Company..................50
     SECTION 9.9  Limited Recourse; Waiver of Setoff..........................50
     SECTION 9.10 Tax Characterization of the Transactions Contemplated by
                  this Agreement...........................................   50



                           EXHIBITS

EXHIBIT A         Form of Contract...........................................A-1
EXHIBIT B         Credit Policy..............................................B-1
EXHIBIT C         List of Lock-Box Banks.....................................C-1
EXHIBIT D         Form of Lock-Box Notice....................................D-1
EXHIBIT E         Form of Monthly Report.....................................E-1
EXHIBIT F         Form of Tranche Selection Notice...........................F-1
EXHIBIT G         List of Top Ten Obligors By Aging..........................G-1
EXHIBIT H         List of Actions/Suits......................................H-1
EXHIBIT I         Schedule of Location of Records............................I-1
EXHIBIT J         Schedule of Corporate Names, Trade Names or Assumed Names..J-1
EXHIBIT K         Form of Compliance Certificate.............................K-1


                         RECEIVABLES TRANSFER AGREEMENT

         RECEIVABLES TRANSFER AGREEMENT, dated as of March 10, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") between GGRC CORP., a Delaware corporation, as transferor (the "Transferor"), GEORGIA GULF CORPORATION, a Delaware corporation ("Georgia Gulf"), individually and as the initial collection agent (in such capacity, the "Collection Agent") and BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation (the "Company" or "Blue Ridge"), individually and as agent for and on behalf of itself and any commercial paper funding conduit (each, a "Conduit") or bank or liquidity bank, designated by the Administrative Agent.

                              PRELIMINARY STATEMENT

         The Transferor desires to sell and assign, from time to time, undivided percentage interests in the domestic accounts receivable generated in the normal course of Georgia Gulf's business, and the Company desires to acquire such undivided percentage interests, subject to the terms and conditions of this Agreement. The Collection Agent has agreed to service, upon the terms and conditions described herein, the accounts receivable sold to the Company.

         The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Additional Costs" shall have the meaning specified in Section 8.3(a).

         "Adjusted Dilution Ratio" shall mean the average Dilution Ratio calculated for the 12 monthly Reporting Periods immediately preceding the date of determination.

         "Adjusted LIBOR" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable LIBOR for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

         "Administration Fee" shall mean the fee payable by the Transferor to Blue Ridge pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

         "Administrative Agent" shall mean Wachovia Bank, N.A. and its successors and assigns.

         "Advance Rate" shall mean the difference, expressed as a percentage, of
1.00 less the Required Reserve Factor.

         "Adverse Claim" shall mean a lien, security interest, charge or encumbrance, or other right, or claim or interest in, of or on any Person's assets or properties in favor of any other Person.

         "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or a Subsidiary of such other Person. A Person shall be deemed to control another Person if the controlling Person owns, directly or indirectly, 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or otherwise.

         "Aggregate Net Investment" shall mean the sum of the amounts paid to the Transferor for all Transfers less the aggregate amount of Collections (or payments, if any, pursuant to the first sentence of Section 2.6) received and applied by the Company to reduce such Aggregate Net Investment pursuant to Sections 2.5 or 2.6; provided that the Aggregate Net Investment shall be restored in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or returned for any reason.

         "Aggregate Unpaids" shall mean, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Aggregate Net Investment at such time and (iii) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Company at such time.

         "Allocated Net Investment" shall mean, with respect to any Tranche Period, the portion of the Aggregate Net Investment allocated to such Tranche Period.

         "Assets" shall have the meaning specified in Section 2.1.

         "Bankruptcy Code" shall have the meaning specified in Section 3.1(m).

         "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

         "BR Tranche" shall mean a Tranche as to which Discount is calculated at the Base Rate.

         "BR Tranche Period" shall mean, with respect to a BR Tranche, prior to the Termination Date, a period of up to thirty (30) days (which period shall be equal to the number of calendar days by which the date of the related Transfer precedes the related due date for such Receivable) commencing on a Business Day selected by the Transferor pursuant to this Agreement, and after the Termination Date or the occurrence of the event described in Section 7.1(e)(i) (exclusive of any days of grace), at the Company's option pursuant to Section 2.3(b), up to thirty (30) days. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

         "Business Day" shall mean (i) with respect to any matters relating to the Eurodollar Rate, a day on which banks are open for business in New York, New York and in Atlanta, Georgia and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York or Atlanta, Georgia are authorized or obligated by law, executive order or governmental decree to be closed.

         "Capitalized Lease" of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Closing Date" shall mean March 10, 1998.

         "Collection Agent" or "Servicer" shall mean, at any time, the Person then authorized pursuant to Section 6.1 to service, administer and collect Receivables.

         "Collection Agent Fee" shall have the meaning specified in Section 6.1.

         "Collections" shall mean all payments (including Recoveries), collections and other proceeds of Receivables, including all Finance Charges and proceeds of all Residual Receivable Interests with respect to such Receivables received by the Collection Agent in cash or cash equivalents with respect to such Receivables, whether in the form of checks, wire transfers, ACH or electronic entry, and any Collections of such Receivables deemed to have been received pursuant to Section 2.9 hereof.

         "Commercial Paper" shall mean the commercial paper promissory notes, if any, issued by or on behalf of the Company or that fund the Company's purchase of Assets in connection with a CP Tranche.

         "Concentration Limit" shall mean, at any time for any Obligor and its Affiliates, subject to specific review and approval by the Company, from time to time, as follows on any date of determination:


         Obligor's Short-Term                  Maximum Allowable Concentration
         Unsecured Credit Rating               as a % of Receivables
         -----------------------               ---------------------
         A-1 +/ P-1                                       10.0%
         A-1 / P-1                                          8.0
         A-2 / P-2                                          6.0
         A-3 / P-3                                          3.0
         Unrated or below
                A-3/P-3                                     2.0

In the event the Obligor has split short-term unsecured ratings, the Concentration Limit shall be calculated using the lowest of the ratings; provided, however, that nothing contained in this definition shall be construed to require more than one rating from a Rating Agency.

         "Contract" shall mean any invoice in substantially the form of Exhibit A hereto or any other written agreement, invoice or purchase order relating thereto approved in writing by the Company, pursuant to, or under which, an Obligor is obligated to pay for goods and services purchased or otherwise obtained from Georgia Gulf.

         "Coverage Amount" shall mean, at any time, the amount equal to the product of (i) the Coverage Percentage at such time and (ii) the Aggregate Net Investment at such time.

         "Coverage Percentage" shall mean, at any time, a Percentage equal to the sum of (i) 100% plus (ii) the Required Reserve Factor at such time.

         "CP Rate" shall mean, with respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period is sold by any placement agent or commercial paper dealer, as agreed between each such dealer or agent and the Company, plus the amount of any placement agent or commercial agent fees.

         "CP Tranche" shall mean a Tranche as to which Discount is calculated at a CP Rate.

         "CP Tranche Period" shall mean, with respect to a CP Tranche, a period of up to 270 days commencing on a Business Day requested by the Transferor pursuant to Section 2.3. If such CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the preceding Business Day.

         "Credit Agreement" shall mean that certain Credit Agreement, dated as of March 30, 1995, between Georgia Gulf and The Chase Manhattan Bank N.A., as in effect on the Closing Date, and for purposes of determining whether a Potential Termination Event or Termination Event has occurred, such Credit Agreement as it may from time to time be amended, supplemented, or otherwise modified and in effect for the purposes of termination.

         "Credit Policy" shall mean Georgia Gulf's credit and collections policies, procedures and practices relating to its determination of the creditworthiness of customers, extensions of credit to customers and collection of the Receivables as attached hereto as Exhibit B and as such credit policies may be modified from time to time in accordance with Section 5.2(c) hereof.

         "Cut-off Date" shall mean the last business day of each monthly Reporting Period, except that the Initial Cut-off Date shall be February 28, 1998.

         "Days Sales Outstanding" shall mean, as of any day, an amount equal to the product of (a) 91 multiplied by (b) the amount obtained by dividing the aggregate outstanding balance of Total Receivables by the aggregate amount of Sales less total Dilutive Credits created during the three fiscal months immediately preceding the most recent Settlement Date.

         "Default Ratio" shall mean, on any date of determination, the amount (expressed as a percentage) equal to a fraction, the numerator of which is, (i) the aggregate Total Receivables that became Defaulted Receivables during the most recent monthly Reporting Period, divided by (ii) the Sales during the Reporting Period four monthly Reporting Periods prior to the most recent monthly Reporting Period.

         "Default Horizon Ratio" shall mean the amount, expressed as a percentage, obtained by dividing the Sales during the most recent four Settlement Periods by the Net Pool Balance as of the most recent Cut-off Date.

         "Defaulted Receivable" shall mean that portion of a Total Receivable:
(i) as to which the payment related thereto, remains unpaid for 91 days or more from the original due date for such payment; (ii) as to which Georgia Gulf or the Transferor has notice that the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(e) (as if references to the Transferor therein refer to such Obligor, excluding any cure period); or (iii) which, consistent with the requirements of the Credit Policy, have been or should have been written off the Transferor's or Georgia Gulf's books as uncollectible.

         "Delinquency Ratio" shall mean, for any date of determination, the ratio (expressed as a percentage) of (i) the aggregate Outstanding Balance of all Delinquent

Receivables, to (ii) the total amount of Sales generated two months prior to such date of determination

         "Delinquent Receivable" shall mean that portion of a Total Receivable as to which the payment related thereto remains unpaid for more than 30 days, but less than 91 days, from the due date for such payment.

         "Dilution Horizon Ratio" shall mean the amount obtained by dividing (i) aggregate Sales during the two most recent monthly Reporting Periods preceding the date of determination by (ii) the aggregate Eligible Receivables outstanding as of the most recent Cut-off Date.

         "Dilution Ratio" shall mean the amount, expressed as a percentage, obtained by dividing (i) aggregate Dilutive Credits incurred during the Reporting Period immediately preceding the date of determination, by (ii) the Sales for the Reporting Period immediately preceding the Reporting Period referenced in clause (i) of this definition.

         "Dilution Reserve" initially shall be zero, provided, however, if at any time Georgia Gulf fails to meet the Minimum Credit Standard, the Dilution Reserve will be the amount, expressed as a percentage, equal to the product of
(i) the Dilution Horizon Ratio and (ii) the sum of (x) 150% of the Adjusted Dilution Ratio and (y) the Dilution Volatility Component.

         "Dilution Volatility Component" shall mean an amount, expressed as a percentage, equal to the product of (i) the difference between (x) the highest average Dilution Ratio for any three consecutive monthly Reporting Periods calculated in the Monthly Report for each of the 12 monthly Reporting Periods preceding the date of determination, provided that, for the first two monthly Reporting Periods following the Initial Cut-off Date, the Dilution Ratio used for the purpose of this clause (x) for the first month, shall be the Dilution Ratio for the first such month, and for the second month, shall be the average Dilution Ratio for the first two months, and (y) the Adjusted Dilution Ratio; multiplied by (ii) a fraction the numerator of which is equal to the amount calculated under clause (i)(x) of this paragraph, and the denominator of which is equal to the amount calculated in clause (i)(y) of this paragraph.

         "Dilutive Credit" shall have the meaning provided in Section 6.2 of the Receivables Purchase Agreement.

         "Discount" shall mean, with respect to any Tranche Period:

                  (TR)   x   (TA)  x   (AD)
                                      -----
                                      (360)

Where:

TR = the Tranche Rate applicable to such Tranche Period.

TA = the portion of the Aggregate Net Investment allocated to such Tranche
Period.

AD = the actual number of days in such Tranche Period.

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

         "Discount Payable" shall mean, on any date of determination,(A) if Georgia Gulf is the Collection Agent, the sum of the accrued and unpaid Discount for all outstanding Tranche Periods and (B) if Georgia Gulf is not the Collection Agent, or if a Termination Event has occurred and is continuing, the sum of (i) the accrued and unpaid Discount for all outstanding Tranche Periods and (ii) the aggregate Discount to become due (other than as specified in clause
(i)) with respect to all outstanding Tranche Periods.

         "Dollars" or "$" shall mean the lawful currency of the United States of America.

         "Early Collection Fee" shall mean, for any Tranche Period (such Tranche Period to be determined without regard to the last sentence in Section 2.3(a)) during which the Allocated Net Investment allocated to such Tranche Period is reduced (other than by reason of a termination of a Tranche Period by the Company pursuant to Section 7.2), the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the Company from investing the proceeds of such reductions.

         "Eligible Receivable" shall mean, at any date of determination, any
Receivable:

                  (i) which has been originated by Georgia Gulf in the ordinary course of its business consistent with its Credit Policy and has been sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement and to which the Transferor has good title thereto and is the sole owner thereof, free and clear of all Adverse Claims;

                  (ii) the Obligor of which is (A) a resident of, or (B) organized and existing under, the laws of the United States of America, is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

                  (iii) which is not a Defaulted Receivable;

                  (iv) which is not a Delinquent or Defaulted Receivable at the time of the initial creation of an interest of the Company therein;

                  (v) which, according to the Contract related thereto, is required to be paid in full within 60 days of the original billing date thereof or, in the case of Contracts relating to the sale of polyvinyl chloride resin, 90 days of the original billing date thereof;

                  (vi) an acquisition of which by the Company with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                  (vii) which is either (A) an account receivable representing all or part of the sales price of merchandise, insurance or services which have been shipped or rendered, and meets the requirements of
         Section 3(c)(5) of the Investment Company Act of 1940, as amended (the "1940 Act") or (B) an "eligible asset" within the meaning of Rule 3a-7 promulgated under the 1940 Act;

                  (viii) which is an "account" or a "general intangible" within the meaning of Section 9-106, or "chattel paper" within the meaning of
         Section 9-105, of the Relevant UCC;

                  (ix) which is denominated and payable only in Dollars;

                  (x) which is evidenced by a Contract as to which, together with such Receivable, is (A) in full force and effect and constitutes the legal, valid and binding obligation of all related Obligors, enforceable against such Obligors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors', rights generally, (B) subject to no rescission, setoff, counterclaim or other defense, and (C) the terms of such Contract have not been extended, modified, waived or adjusted in any manner except consistent with the Credit Policy and that will not have a Material Adverse Effect on the collectibility of the related Receivables or would cause such Receivables not to be Eligible Receivables;

                  (xi) which, together with the Contract related thereto, Georgia Gulf or the Transferor has no knowledge and has not received notice that such Receivable contravenes or violates in any material respect any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, interest and usury, equal credit opportunity, fair debt collection practices and privacy);

                  (xii) which arises under a Contract which (A) is freely transferable and does not require the Obligor under such Contract to consent to the transfer of the rights and duties of Georgia Gulf under such contract (provided that, breach of any such consent provision shall not be deemed to cause this condition to be breached unless such breach causes the related Contract to be unenforceable) and (B) does not contain a confidentiality provision that purports to restrict the ability of the Company to exercise its rights under this Agreement, including its right to review the Contract;

                  (xiii) which satisfies all applicable requirements of the Credit Policy;

                  (xiv) the Obligor of which has been directed to make all payments to a specified account of the Collection Agent with respect to which there shall be a Lock-Box Agreement;

                  (xv) as to which the Company has not notified Georgia Gulf or the Transferor in writing that such Receivable is not acceptable for acquisition hereunder because of credit-related reasons determined in the Company's sole discretion; and

                  (xvi) in which the Company has a perfected security interest prior in right to the rights of any other Person.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Eurodollar Rate" shall mean, with respect to any Eurodollar Tranche Period, a rate per annum determined by the Liquidity Bank to be equal to the sum of (a) 0.45% and (b) Adjusted LIBOR for such Eurodollar Tranche Period.

         "Eurodollar Tranche" shall mean a Tranche as to which Discount is calculated at the Eurodollar Rate.

         "Eurodollar Tranche Period" shall mean, with respect to a Eurodollar Tranche, a period of one month commencing on a Business Day as requested by the Transferor and agreed to by the Company pursuant to Section 2.3. If such Eurodollar Tranche Period would end on a day which is not a Business Day, such Eurodollar Tranche Period shall end on the next succeeding Business Day, unless such extension would cause the last day of such Period to occur in the next following calendar month, in which event the last day of such Period shall occur on the next preceding Business Day.

         "Excess Concentration Amount" shall mean, with respect to all Obligors, the sum of all amounts by which the outstanding aggregate unpaid balance of all Total Receivables of each Obligor exceeds the Concentration Limit related to such Obligor, without counting for such purpose any Receivables of such Obligor not deemed to be Eligible Receivables.

         "Facility Limit" shall mean an amount equal to $50,000,000, as such amount may be increased or reduced from time to time in accordance with
Section 2.12.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

         "Fee Letter" shall mean the letter agreement between the Transferor and the Company, as from time to time amended, supplemented or otherwise modified and in effect.

         "Finance Charges" shall mean, with respect to a Contract, any finance, interest, late fee or similar charges owing by the Obligor pursuant to such Contract.

         "GAAP" shall mean United States generally accepted accounting principles, consistently applied during the periods involved.

         "Guaranty" of a Person shall mean any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth, working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, administrative agreement or take-or-pay contract and shall include the contingent liability of such Person in connection with any letter of credit or bankers' or trade acceptance.

         "Indebtedness" shall mean, as to any Person (determined without duplication) any Indebtedness as such is defined and used in the Credit Agreement.

         "Indemnified Amounts" shall have the meaning specified in Section 8.1.

         "Initial Settlement Date" shall mean March 11, 1998.

         "LIBOR" shall mean for each Eurodollar Tranche Period, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Eurodollar Tranche offered for a term comparable to such Eurodollar Tranche Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Eurodollar Tranche Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" or "LIBOR" for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, two Business Days prior to the first day of such Eurodollar Tranche Period, for deposits in Dollars offered by leading European banks for a period comparable to such Eurodollar Tranche Period in an amount comparable to the principal amount of such Eurodollar Tranche.

         "LIBOR Reserve Percentage" shall mean, with respect to any Eurodollar Tranche Period, the maximum reserve percentage, if any, applicable to the Liquidity Bank under Regulation D during such Eurodollar Tranche Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) for determining the Liquidity Bank's reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Eurodollar Tranche Period consisting or included in the computation of Eurocurrency liabilities. Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by the Liquidity Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which LIBOR is to be determined or (b) any category of extensions of credit or other assets which include LIBOR-based credits or assets.

         "Liquidity Bank" shall mean Wachovia Bank, N.A., and such other liquidity banks as may be designated by the Administrative Agent.

         "Liquidity Facility" shall mean any revolving liquidity facility entered into between the Company and the Liquidity Bank pursuant to which the Liquidity Bank has agreed to make certain liquidity loans from time to time to the Company.

         "Lock-Box Account" shall mean an account maintained by the Collection Agent at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

         "Lock-Box Bank" shall mean each of the banks set forth in Exhibit C and such banks as may be added thereto or deleted therefrom pursuant to Section 2.8.

         "Lock-Box Notice" shall mean a notice in substantially the form of Exhibit D from the Transferor to any Lock-Box Bank.

         "Loss Reserve" shall mean, on any date of determination, an amount, expressed as a percentage equal to the product of (i) 2.0 times the highest Default Ratio for any three consecutive monthly Reporting Periods calculated in the Monthly Report for each of the 12 monthly Reporting Periods preceding the date of determination, and (ii) the Default Horizon Ratio.

         "Material Adverse Effect" shall mean a material adverse effect on (i) the condition (financial or otherwise) or operations of (x) Georgia Gulf and its Subsidiaries (except the Transferor) taken as one enterprise, or (y) the Transferor, (ii) the ability of Georgia Gulf or the Transferor to perform their respective obligations under this Agreement or the Receivables Purchase Agreement, (iii) the legality, validity or enforceability of this Agreement or the Receivables Purchase Agreement, (iv) the Company's interest in the aggregate amount of Receivables or in any significant portion of the Receivables, the Residual Receivable Interest or the Collections with respect thereto, or (v) the collectibility of the aggregate amount of Receivables or of any significant portion of the Receivables.

         "Minimum Credit Standard" shall mean that (i) Georgia Gulf's Leverage Ratio (as defined in the Credit Agreement on and as of the Closing Date) is 3.25x or less, (ii) Georgia Gulf's Interest Coverage Ratio (as defined in the Credit Agreement on and as of the Closing Date) is 2.75x or higher, or (iii) Georgia Gulf's Restricted Payments (as defined in the Credit Agreement) are less than or equal to the sum of (x) $200,000,000 and (y) 50.0% of Cumulative Net Income (as defined in the Credit Agreement on and as of the Closing Date).

         "Monthly Report" shall mean a report, in substantially the form of Exhibit E or in such other form as is mutually agreed to by the Transferor and the Company, furnished by the Collection Agent to the Company pursuant to
Section 2.11.

         "Net Pool Balance" or "Net Receivables Balance" shall mean, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by (i) the Excess Concentration Amount and (ii) the Outstanding Balance of all Defaulted Receivables and Delinquent Receivables at such time.

         "1933 Act" shall have the meaning specified in Sub-section (vi) of the definition of Eligible Receivable.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "1940 Act" shall have the meaning specified in Sub-section (vii) of the definition of Eligible Receivable.

         "Obligor" shall mean any Person obligated to make payments to the Transferor pursuant to or with respect to a Contract, whether such obligation is direct or indirect, contingent or non-contingent, absolute or conditional, or matured or unmatured.

         "Other Costs" shall have the meaning specified in Section 8.4.

         "Other Transferors" shall have the meaning specified in Section 8.1.

         "Outstanding Balance" of any Receivable at any time shall mean the then outstanding principal amount thereof, plus any accrued and outstanding Finance Charges related thereto.

         "Percentage Factor" shall mean the percentage computed at any time of determination as follows:

                                    ANI + RR
                                    --------
                                       NPB

Where:

ANI= the Aggregate Net Investment at the time of such computation.

RR=  the Required Reserve at the time of such computation.

NPB= the Net Pool Balance.

         Notwithstanding the foregoing computation, the Percentage Factor shall not exceed 100%. The Percentage Factor shall be calculated by the Collection Agent on the day of the Initial Settlement Date. Thereafter, until the Termination Date, the Collection Agent shall daily recompute the Percentage Factor and report such recomputations to the Company monthly in the Monthly Report or as requested by the Company. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising, any incremental Transfer made pursuant to Section 2.2(a) or any reinvestment Transfer made pursuant to Sections 2.2(b) and 2.5 during any period between computations of the Percentage Factor. On and after the Termination Date, the Percentage Factor shall be calculated as of the close of business on the Business Day immediately preceding the Termination Date, and shall remain constant at all times thereafter until such time as the Company shall have received the Aggregate Unpaids, at which time the Percentage Factor shall be recomputed in accordance with Section 2.6.

         "Person" shall mean any corporation, natural person, firm, joint venture, partnership, trust, joint stock company, limited liability company, unincorporated organization, enterprise, or any government, any department or agency of any government or any governmental authority.

         "Potential Termination Event" shall mean an event which, but for the lapse of time or the giving of notice or both, would constitute a Termination Event.

         "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

         "Proceeds" shall mean "proceeds" as defined in Section 9-306(l) of the Relevant UCC.

         "Rating Agency" shall mean any nationally recognized statistical rating organization, which as of the date hereof, shall be Moody's Investor Services, Standard & Poor's Rating Service, a Division of McGraw Hill, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA.

         "Receivable" shall mean indebtedness that is (i) owed to Georgia Gulf by an Obligor that is a resident of the United States of America or organized and existing under the laws of the United States of America or any state thereof, and that has a mailing address in the United States under a Contract, and (ii) sold by Georgia Gulf to the Transferor pursuant to the Receivables Purchase Agreement, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of products or services by Georgia Gulf, and includes the right to payment of any Finance Charges and other obligations of all Obligors with respect thereto. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 hereof, it shall no longer constitute a Receivable hereunder.

         "Receivables Purchase Agreement" shall mean that certain Receivables Purchase Agreement, dated as of March 10, 1998, between Georgia Gulf, as seller, and the Transferor, as purchaser, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Records" shall mean all Contracts and other documents, books, records and other information (including without limitation computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained by the Transferor and Georgia Gulf with respect to the Receivables and the Obligors.

         "Recoveries" shall mean all amounts (including insurance proceeds, if any) received by the Collection Agent or the Seller with respect to Defaulted Receivables.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including the Liquidity Bank) of or under any United States (federal, state or municipal) or foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Relevant UCC" shall mean, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

         "Reporting Date" shall mean the 20th day following the end of each monthly Reporting Period.

         "Reporting Period" shall mean each monthly fiscal period for which the Collection Agent is required to deliver a report hereunder.

         "Required Reserve" shall mean an amount equal to the product of (i) the Required Reserve Factor and (ii) the aggregate outstanding balances of the Net Pool Balance.

         "Required Reserve Factor" shall mean an amount equal to the greater of
(x) 8.0% (the "Required Reserve Factor Floor") or (y) the sum of (i) the Loss Reserve, (ii) the Dilution Reserve, (iii) the Yield Reserve and (iv) the Servicing Reserve; provided, however, in the event Georgia Gulf at any time fails to meet the Minimum Credit Standard, the Required Reserve Factor Floor shall be 8.0% plus the product of (x) the Adjusted Dilution Ratio and (y) the Dilution Horizon Ratio.

         "Requirements of Law" shall mean with respect to any Person, the certificate or articles of incorporation and the by-laws or other organizational governing documents of such Person, and any law, treaty or rule or regulation, or determination of an arbitrator or governmental authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, but not limited to, usury laws, the Federal Truth-in-Lending Act, and the Fair Debt Collection Practices Act).

         "Residual Receivable Interest" shall mean with respect to any
Receivable:

                  (i) all of the Transferor's interest, if any, in the product (including returned product), the sale of which by the Transferor gave rise to such Receivable;

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure or guarantee payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Receivable;

                  (iii) all guarantees, letters of credit, acceptances, insurance and other agreements, instruments or arrangements of whatever character (including the beneficial interest in any insurance policy or bill of lading) from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

                  (iv) all Records; and

                  (v) all Proceeds of the foregoing.

         "Sales" shall mean the gross sales (excluding intercompany sales) recorded by Georgia Gulf in accordance with GAAP, on its books and records for the period referenced.

         "Section 8.2 Costs" shall have the meaning specified in Section 8.2.

         "Section 8.3 Costs" shall have the meaning specified in Section 8.3.

         "Servicing Reserve" shall mean the product of the Servicing Fee applicable to a replacement Servicer and a fraction, the numerator of which is the highest Days Sales Outstanding of Total Receivables and the denominator of which is 360.

         "Settlement Date" shall mean the first Business Day of each monthly Reporting Period.

         "Settlement Period" shall mean the period beginning on the calendar day immediately following the Settlement Date for the immediately preceding Settlement Period and ending on the immediately succeeding Settlement Date; provided, however, the initial Settlement Period shall begin on the Closing Date and shall end on the first Settlement Date.

         "Subsidiary" shall mean, for any Person, any corporation or other business organization 50% or more of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more such corporations or organizations or by such Person and one or more such corporations or organizations, and any partnership of which such Person or any such corporation or organization is a general partner.

         "Termination Date" shall mean the earliest to occur of (i) the date that the Company terminates outstanding Tranche Periods pursuant to Section 7.2 hereof, (ii) that Business Day designated by the Transferor as the Termination Date at any time following 90 days' written notice to the Company, and (iii) March 9, 1999 , unless extended from time to time upon written agreement between the Company and the Transferor.

         "Termination Event" shall mean an event described in Section 7.1.

         "Total Receivable" shall have the meaning set forth herein in the definition of "Receivable", except that a Total Receivable shall include indebtedness owed to Georgia Gulf by Obligors with mailing addresses outside the United States.

         "Tranche" shall mean a portion of the Aggregate Net Investment allocated to a Tranche Period pursuant to Section 2.3.

         "Tranche Period" shall mean a CP Tranche Period, Eurodollar Tranche Period or a BR Tranche Period, as the case may be.

         "Tranche Rate" shall mean the CP Rate, the Eurodollar Rate or the Base Rate, as the case may be.

         "Tranche Selection Notice" shall have the meaning set forth in
Section 2.2(a).

         "Transfer" shall mean a transfer, sale and conveyance by the Transferor on each Transfer Date of an undivided percentage ownership interest in each and every Receivable, together with all Residual Receivable Interest, Collections and Proceeds with respect thereto and any security or collateral therefor.

         "Transfer Date" shall mean, with respect to each Transfer, either (i) one, two or three Business Days from the Transfer Notice Date, as specified in Sections 2.2(a) and 2.3(a) relating to such Transfer hereof or (ii) each day on which Collections are received by the Collection Agent and reinvested in accordance with Section 2.2(a) and Section 2.2(b) hereof.

         "Transfer Notice Date" shall mean, with respect to each Transfer pursuant to Section 2.2(a) hereof, the Business Day indicated in a written notice provided by the Transferor to the Company, which date is agreed to by the Company.

         "Transfer Price" shall mean, with respect to any Transfer, an amount equal to the product of the Advance Rate and the Eligible Receivables to be transferred.

         "Transferred Interest" shall mean, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Residual Receivable Interest with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations).

         "Yield Reserve" shall mean, on any date of determination, 1.5 times the Base Rate multiplied by a fraction, the numerator of which is the 12-month high Days Sales Outstanding and the denominator of which is 360.

         SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. To the extent the definitions of accounting terms used herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control. All terms used in
Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9. The definitions of all terms used herein shall include the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms. The terms "include", "including" and "includes" shall mean including without limitation by way of enumeration or otherwise. References herein to Articles, Sections, Exhibits and Schedules shall, unless otherwise specified, refer respectively to Articles and Sections hereof and Exhibits and Schedules hereto.

         SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                   ARTICLE II

                            TRANSFERS AND SETTLEMENTS

         SECTION 2.1. Assignment and Conveyance; Facility. Upon the terms and subject to the conditions herein set forth, the Transferor may sell, transfer, assign, deliver, convey and set over to the Company, and the Company shall, subject to its ability to obtain financing therefor through the issuance of Commercial Paper or the obtaining of liquidity loans pursuant to the Liquidity Facility (it being understood that the Company shall have no obligation to obtain such financing through the obtaining of a Eurodollar Tranche or BR Tranche unless financing is not available through a CP Tranche on such day), acquire from the Transferor undivided percentage ownership interests in Receivables, together with the Residual Receivable Interest and Collections with respect thereto and all proceeds of the foregoing (collectively, the "Assets"); provided, however, that no such acquisition shall be made in excess of the Transfer Price if, after giving effect to such acquisition, the sum of the Aggregate Net Investment and the aggregate amount of Discount applicable to all existing Tranches would exceed the Facility Limit; provided further, however, that no such acquisition shall be made unless such Transfer Price, together with any Discount is equal to at least $1,000,000, and no such acquisition shall be made on or after (i) the occurrence of a Termination Event or (ii) the Termination Date. The Company will pay the Transfer Price of any Transfer made pursuant to Section 2.2(a) with the proceeds of (a) a CP Tranche or (b) the obtaining of liquidity loans pursuant to the Liquidity Facility.

         SECTION 2.2. Transfers. (a) On each Transfer Notice Date, the Transferor shall provide the Company with notice in substantially the form of Exhibit F hereto (each, a "Tranche Selection Notice") which shall specify, among other things, the face amount of the Commercial Paper proposed to be issued by or on behalf of the Company; provided that all Commercial Paper issued to fund Receivables purchased hereunder shall have maturities no later than fifteen (15) days prior to the scheduled Termination Date hereunder. Such Tranche Selection Notice shall also contain the Tranche Period(s) and Tranche Rate(s) requested by the Transferor as required by, and subject to, the limitations of Sections 2.1 and 2.3. The Company shall inquire as to the availability of such Tranche Period and Tranche Rate and shall, if available and if the terms of the transfer of such Receivables is otherwise satisfactory, transfer such Receivables on the following Transfer Date. Following each Transfer on a Transfer Date pursuant to this Section 2.2(a), the Company shall deposit to the Transferor's account (No. 910-2-624310), account name "GGRC Corp." maintained at the office of The Chase Manhattan Bank, N.A. in New York, New York, in immediately available funds, an amount equal to the Transfer Price for such Transfer. Each Tranche Selection Notice shall be irrevocable and binding on the Transferor, and the Transferor shall indemnify the Company against any loss or expense incurred by the Company as a result of any failure by the Transferor to complete such Transfer including, without limitation, any loss or expense incurred by the Company by reason of the liquidation or reemployment of funds acquired or requested by the Company to fund such Transfer.

                  (b) Reinvestment Transfers. On each Business Day occurring after the initial Transfer hereunder and prior to the Termination Date, the Transferor hereby sells, transfers, assigns, delivers, conveys and sets over to the Company, and the Company hereby acquires from the Transferor, undivided percentage ownership interests in each and every Receivable, together with the Residual Receivable Interest and Collections with respect thereto, to the extent the Collections are available for such Transfer in accordance with
Section 2.5, such that, after giving effect to such Transfer, (i) the amount of the Company's Aggregate Net Investment at the close of the Company's business on such Business Day, shall be equal to the amount of the Company's Aggregate Net Investment at the close of the Company's business on the Business Day immediately preceding such Business Day, plus the Transfer Price of any Transfer made on such day, if any, but in no event shall the Aggregate Net Investment plus Discount be greater than the then Facility Limit, nor shall the Coverage Amount exceed the Net Pool Balance, and (ii) the Company's Transferred Interest in each Receivable, together with the Residual Receivable Interest and Collections with respect thereto, shall be equal to its Transferred Interest in each other Receivable, together with the Residual Receivable Interest and Collections with respect thereto.

                  (c) All Transfers. Each Transfer shall constitute an absolute sale, transfer and assignment of undivided percentage ownership interests in each and every Receivable, together with the Residual Receivable Interest and Collections with respect thereto then existing, as well as each and every Receivable, together with the Residual Receivable Interest and Collections with respect thereto which arises at any time after the date of such Transfer until the Termination Date. The Company's aggregate undivided percentage ownership interest in the Receivables, together with the Residual Receivable Interest and Collections with respect thereto, shall equal the Percentage Factor in effect from time to time. The Transferred Interest in each Receivable, together with the Residual Receivable Interest and Collections with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with the Residual Receivable Interest and Collections. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Company shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in such Receivable, together with the Residual Receivable Interest and Collections with respect thereto, in an amount equal to such decrease such that, in each case, the Transferred Interest in Receivable shall be equal to the Transferred Interest in each other Receivable.

                  It is the express intent of the Transferor and the Company that the conveyance of the Receivables by the Transferor to the Company pursuant to this Agreement be construed as a sale of such Receivables by the Transferor to the Company. Further, it is not the intention of the Transferor and the Company that such conveyance be deemed a grant of a security interest in the Receivables by the Transferor to the Company to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Receivables are construed to constitute property of the Transferor, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the Relevant UCC; and (ii) the conveyance by the Transferor provided for in this Agreement shall be deemed to be, and the Transferor hereby grants to the Company, a security interest in, to and under all of the Transferor's right, title and interest in, to and under the Receivables outstanding on the Closing Date and thereafter purchased by the Transferor pursuant to the Receivables Purchase Agreement, together with all Residual Receivable Interest and Collections with respect thereto and all proceeds of the foregoing, to secure the rights of the Company set forth in this Agreement or as may be determined in connection therewith by applicable law. The Transferor and the Company shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest in favor of the Company under applicable law and will be maintained as such throughout the term of this Agreement.

                  (d) Percentage Factor. The Percentage Factor shall be initially computed on the Initial Settlement Date. Thereafter, until the Termination Date, the

Percentage Factor shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a day after the Termination Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. The Percentage Factor, as computed as of the day immediately preceding the Termination Date, shall remain constant at all times on and after such Termination Date until the date on which the Aggregate Net Investment shall become zero.

         SECTION 2.3.  Selection of Tranche Periods and Tranche Rates.

                  (a) At all times hereafter, but prior to the occurrence of a Termination Event, the Transferor shall, subject to availability and the Company's approval as provided in Sections 2.1 and 2.2 and the limitations described below, request Tranche Periods and Tranche Rates applicable thereto and allocate each Transfer to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods at all times shall equal the Aggregate Net Investment. In the Tranche Selection Notice, the Transferor shall give the Company irrevocable notice of each new Tranche Period
(i) with respect to a BR Tranche, by 12:00 P.M. (Eastern Time) on the day of expiration of any then existing Tranche Period, (ii) with respect to a Eurodollar Tranche, by 12:00 P.M. Eastern Time) on a Business Day not less than three Business Days prior to the expiration of any then existing Tranche Period, and (iii) with respect to a CP Tranche, by the close of business in Atlanta, Georgia not less than three Business Days prior to the expiration of any then existing Tranche Period; provided, however, that the Company may select, in its sole discretion, any such new Tranche Period and Tranche Rate if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the Tranche Rate or Tranche Period selected by the Transferor is unavailable; and provided further, however, that any such Tranche Period chosen by the Company, in its sole discretion, shall be for a term of one day. Subject to the provisions of this Agreement, including
Section 2.1, and without changing the limitations on the Company's obligations hereunder, in the event the Transferor does not specify a Tranche Rate or Tranche Period, the Tranche Period and Tranche Rate shall be the CP Rate for a CP Tranche Period of 30 days or the actual number of days until the next Settlement Date. In the event that the Company after exercising all reasonable efforts, cannot sell or cause to be sold the Commercial Paper pursuant to the preceding sentence, then for the next two Business Days the tranche shall be a BR Tranche, and thereafter the tranche shall be a Eurodollar Tranche for a Eurodollar Tranche Period and the Tranche Rate shall be the corresponding Eurodollar Rate. The Company shall promptly confirm to the Transferor each Tranche Rate and each Tranche Period. In the case of any Tranche Period outstanding at the time of the Company's notice of termination of all outstanding Tranche Periods given pursuant to Section 7.2, such Tranche Period shall end on the date of such notice.

                  (b) Notwithstanding anything to the contrary contained herein, at all times on and after the occurrence of a Termination Event, (i) the Company shall select all

Tranche Periods and Tranche Rates (which shall be the Base Rate) applicable thereto and (ii) the Facility Limit will be reduced on each day thereafter to the Aggregate Unpaids as of such day.

         SECTION 2.4. Discount, Fees and Other Costs and Expenses. The Transferor shall pay or cause to be paid, as and when due in accordance with this Agreement (to the extent unpaid after giving effect to any payments made pursuant to Section 2.5 or Section 2.6), all amounts payable as Discount, all fees hereunder, all dealer commissions (if applicable), all amounts payable pursuant to Article VIII, if any, and all Collection Agent costs, if any, payable pursuant to Section 6.2. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto, and shall be paid on each Settlement Date. The Transferor may, at its option and prior to the occurrence of a Termination Event or 15 days prior to any scheduled Termination Date hereunder, satisfy its obligation to pay Discount accrued on a Tranche by requesting a new CP Tranche Period in accordance with Section 2.3(a). Such new CP Tranche will increase the Aggregate Net Investment by the amount of such accrued Discount which is allocated to such new CP Tranche Period and will constitute a Transfer pursuant to Section 2.2(a). In the event that the proceeds from such new CP Tranche exceed the sum of such Discount and tranche amounts that are refinanced pursuant to the second preceding sentence, the excess amount shall be treated in a manner consistent with the treatment of the Percentage Factor of Collections under Section 2.5 and the Aggregate Net Investment shall be increased accordingly All per annum fees shall be paid monthly on the Settlement Date. If any amount hereunder shall be paid on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day. Discount and all per annum fees payable hereunder shall be calculated for the actual days elapsed and on a year consisting of 360 days. Nothing in this Agreement shall limit in any way the obligations of Transferor to pay the amounts set forth in this Section 2.4.

         SECTION 2.5. Non-Liquidation Settlement and Reinvestment Procedures. On each day after the date of the initial Transfer, but prior to the Termination Date, the Collection Agent shall, out of the Percentage Factor of Collections received on such day or prior to such day and not previously applied or accounted for, allocate funds in the following order: (i) from and after the request of the Company, set aside and hold in trust for the Company, an amount equal to all Discount and all facility fees and charges accrued through such day and not previously set aside or paid and (ii) apply the balance of such Percentage Factor of Collections remaining after application as provided in clause (i) of this Section 2.5 to (x) the Transfer, for the benefit of the Company, of additional undivided percentage interests in each Receivable, to the extent that a transfer under Section 2.5(ii)(x) would cause a Termination Event as described in Section 7.1(k) or 7.1(l), together with Residual Receivable Interest and Collections with respect thereto, pursuant to Section 2.2(b) or (y) as necessary to reduce the sum of the Aggregate Net Investment plus Discount to not more than the Facility Limit. On the last day of each Tranche Period, from the amounts set aside as described in clause (i) of the first sentence of this Section 2.5, the Collection Agent shall deposit to the Company's account an amount equal to the accrued and unpaid Discount for such Tranche Period.

         SECTION 2.6.  Liquidation Settlement Procedures.

                  (a) If, on the Termination Date, the Net Receivables Balance is less than the Coverage Amount, then the Transferor shall immediately pay to the Company an amount equal to the difference between the Coverage Amount and the Net Receivables Balance, and such amount shall be applied to the reduction of the Aggregate Net Investment for Tranche Periods selected by the Company. On the Termination Date and on each day thereafter, the Collection Agent shall set aside and hold in trust for the Company, the Percentage Factor of all Collections received on such day. On the last day of each Tranche Period to occur on or after the Termination Date, the Collection Agent shall deposit to the Company's account the amounts set aside pursuant to the preceding sentence, together with any remaining amounts set aside pursuant to Section 2.5(i) prior to the Termination Date, but not to exceed the sum of (i) the Discount for such Tranche Period, (ii) the portion of the Aggregate Net Investment allocated to such Tranche Period, and (iii) the aggregate of all other amounts then owed (whether due or accrued) hereunder by Transferor to the Company. If Georgia Gulf is the Collection Agent, the Collection Agent shall pay all the amounts described in clauses (i), (ii) and
(iii) of this Section 2.6(a) from any funds available therefor, up to the amount that would have been set aside by the Collection Agent had the Collection Agent been required to comply with the second sentence of this
Section 2.6.

                  (b) If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the amounts described in Section 2.6(a), the Collection Agent shall distribute funds first, to pay the accrued Discount, second, to reduce the Aggregate Net Investment, third, to pay all fees and expenses payable to the Company, and fourth, in payment of all other amounts payable to the Company. Following the date on which the Aggregate Net Investment has been reduced to zero, all accrued Discount has been paid in full and all other Aggregate Unpaids have been paid in full, (i) the Collection Agent shall recompute the Percentage Factor as zero, (ii) the Company shall be deemed to have reconveyed to the Transferor any interest in the Receivables (including the Transferred Interest), (iii) the Collection Agent shall pay to the Transferor all amounts held pursuant to the second sentence of Section 2.6(a) and (iv) the Company shall promptly at the request of the Transferor execute and deliver to the Transferor any documents required or advisable to terminate its interest in the Receivables and the Residual Receivable Interest.

         SECTION 2.7. Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the following fees in the following priority:

                  (a) to the Company, on the first Business Day of each month, the Administration Fee for the preceding month,

                  (b) to the Company, on the date of incurrence thereof, any Early Collection Fee,

                  (c) to the Collection Agent, on the first Business Day of each month, the Servicing Fee .

         SECTION 2.8.  Protection of Company's Ownership Rights.

                  (a) The Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions that the Company may reasonably request in order to perfect or protect the Transferred Interest or to enable the Company to exercise or enforce any of its rights hereunder. Without limiting the foregoing, each of the Transferor and Georgia Gulf will, upon the request of the Company, in order to accurately reflect this transaction, execute and file such financing and continuation statements, and amendments thereto or assignments thereof (as permitted pursuant to Section 9.6) as may be reasonably requested by the Company and mark its master data processing records and other documents with a legend describing the acquisition by the Company of the Transferred Interest, as the Company may reasonably request. To the fullest extent permitted by applicable law, the Company shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's signature in such cases where the Transferor is obligated hereunder to sign such statements, amendments or assignments. Carbon, photographic or other reproductions of this Agreement or any financing statement shall be sufficient as a financing statement. Neither the Transferor nor Georgia Gulf shall change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the Relevant UCC) nor relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Company at least fifteen (15) days' prior notice thereof and (ii) delivered to the Company all financing statements, instruments and other documents reasonably requested by the Company in connection with such change or relocation and deemed reasonably appropriate by the Company to preserve its ownership of in the Receivables and the Residual Receivable Interest.

                  (b) Each Contract shall instruct the Obligor with respect thereto to cause all Collections to be deposited directly with a Lock-Box Bank. Neither the Transferor nor the Collection Agent shall add any bank as a Lock-Box Bank to those listed on Exhibit C hereto unless the Company shall have received notice of such addition and undated executed copies of Lock-Box Notices to each new Lock-Box Bank. Neither the Transferor nor the Collection Agent shall terminate any bank as a Lock-Box Bank or terminate any account as a Lock-Box Account unless the Company shall have received thirty (30) days' prior notice of such termination. If the Transferor or the Collection Agent receives any Collections or is deemed to receive any Collections pursuant to
Section 2.9, the Transferor or the Collection Agent shall immediately, and not later than the next business day, remit such Collections to the Company.

         SECTION 2.9. General Settlement Procedures. If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective or rejected goods or services, any cash discount or any adjustment by the Transferor or the Collection Agent or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (z) canceled as a result of the Transferor or the Collection Agent exercising its right to assign a Receivable back to the Obligor thereof, the Transferor shall be deemed to have received on such day a Collection of such Receivable in the full amount of such reduction or cancellation, and the Aggregate Net Investment shall not be deemed to be reduced hereunder until such time as such amount is remitted to, and received by, the Company. If on any day any of the representations or warranties with respect to the Receivables in Section 3.1(d), (e), (f), (i),
(j), (k), (n), (o), (p) or (r) is no longer true with respect to a Receivable, as the Transferor or the Company shall notify the other, the Transferor shall be deemed to have received on such day a Collection of such Receivable in full, and the Aggregate Net Investment shall not be deemed to be reduced hereunder until such time as such amount is remitted to, and received by, the Company. Any payment by an Obligor in respect of any Receivable shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied as a Collection of the Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other Receivable of such Obligor.

         SECTION 2.10. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (Eastern
Time) on the day when due in funds immediately available to the Company in Atlanta, Georgia; if such amounts are payable to the Company they shall be paid or deposited to Account Number 8735-098787, titled "Blue Ridge Asset Funding Corporation, "CP"," and maintained at the offices of Wachovia Bank N.A., until otherwise notified by the Company. The Transferor shall pay to the Company upon demand, interest on all amounts not paid or deposited when due to the Company hereunder at a rate equal to 2% per annum plus the Base Rate, provided such interest shall in no event exceed the maximum permitted by law. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

         SECTION 2.11. Reports. Prior to the 20th day of each month, the Collection Agent shall prepare and forward to the Company (i) a Monthly Report, as of the close of business of the Collection Agent on the last day of the immediately preceding Reporting Period, in the form attached hereto as Exhibit E, (ii) a listing of the ten (10) largest Obligors by Receivables balance, together with an aging of such Receivables, in substantially the form of Exhibit G hereto and (iii) such other information as the Company may reasonably request. The Transferor shall, by not later than May 10, 1998, change the Monthly Report to show categories of aged Receivables based on Sales and the Sales for each month related to such Monthly Report and the related dollar amounts of customer credits in a manner reasonably acceptable to the Company.

         SECTION 2.12. Increase in and Reduction of Facility Limit. The Transferor may, upon at least 30 days' prior written notice to the Company, and with the consent of the Company, either (i) increase in part the Facility Limit or (ii) terminate in whole or reduce in part the unused portion of the Facility Limit; provided that each partial increase or reduction of the Facility Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

         SECTION 2.13. Optional Retransfer. On any day on which the Aggregate Unpaids falls below 10% of the Facility Limit, then, in such event, the Transferor may, in its sole discretion, direct the Company to retransfer the Transferred Interest to the Transferor at a price equal to the Aggregate Unpaids calculated as of the proposed date of such retransfer. The Company further agrees to take, on or prior to such transfer, at the sole expense of the Transferor, any action reasonably necessary to effectuate the transfer to the Transferor of all of the Company's interest in, to and under the Receivables and the Residual Receivable Interest and Collections with respect thereto.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties. Each of the Transferor and Georgia Gulf, as applicable to itself and not as to the other, hereby represents and warrants to the Company that:

                  (a) Corporate Existence and Power. Each of the Transferor and Georgia Gulf is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power, authority and legal right to own its properties and conduct its businesses as presently conducted and to execute, deliver and perform its obligations under this Agreement. Each of the Transferor and Georgia Gulf is duly qualified to do business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals, authorizations and consents with respect to the Transferor or Georgia Gulf, as applicable, in each jurisdiction which failure to so qualify or to obtain such licenses, approvals, consents and authorizations would render any Receivable or Contract unenforceable by it, the Company or the Company's assigns, and would have a Material Adverse Effect on the Company's or the Collection Agent's ability to perform their respective obligations under this Agreement or the Receivables Purchase Agreement.

                  (b) Corporate and Governmental Authorization;
Contravention. The execution, delivery and performance by the Transferor and Georgia Gulf of this Agreement and each other document and instrument required to be delivered by the

Transferor and Georgia Gulf, respectively, hereunder (collectively, the "Conveyance Papers") are within their respective corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.8). The execution and delivery of this Agreement by the Seller, the performance by the Transferor and Georgia Gulf, respectively, of the transactions contemplated hereby, and the performance by the Transferor and Georgia Gulf, respectively, of the terms hereof and of the Receivables Purchase Agreement will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time, or both) a default under, any Requirement of Law applicable to the Transferor or and Georgia Gulf, as applicable, or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor or Georgia Gulf, as applicable, is a party or by which it or any of their respective properties are bound and which conflict, violation, breach or default would have a Material Adverse Effect on the Company or its successors and assigns or on the Company's or the Collection Agent's ability to perform their respective obligations under this Agreement or the Receivables Purchase Agreement.

                  (c) Binding Effect of Agreement. Each of this Agreement and the Receivables Purchase Agreement constitutes the legal, valid and binding obligation of the Transferor and Georgia Gulf, enforceable against each of them in accordance with the terms hereof, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally.

                  (d) Perfection. Immediately preceding each Transfer hereunder, the Transferor shall be the sole owner of all of the Receivables and all Residual Receivable Interest, free and clear of any Adverse Claim. On or prior to each Transfer, all financing statements and other documents and instruments required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of, and purchasers of Receivables from, the Transferor or Georgia Gulf, as applicable (other than any financing statements or assignments of financing statements required to perfect the Transferred Interest), will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

                  (e) Accuracy of Information. All information heretofore furnished by the Transferor and Georgia Gulf to the Company for purposes of or in connection with this Agreement, the Receivables Purchase Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor or Georgia Gulf, as applicable, to the Company and/or any successor and assign will be, true and accurate in every material respect, on the date such information is stated or certified.

                  (f) Tax Returns. The Transferor has filed or properly extended all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other government charges except where the failure by the Transferor to perform such obligations would not have a Material Adverse Effect.

                  (g) Actions, Suits. Except as set forth in Exhibit H, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor and/or Georgia Gulf threatened, against or affecting the Transferor, Georgia Gulf or any Affiliate of either of them or their respective properties or with respect to the Receivables, in or before any court, arbitrator, governmental authority or other body, (i) asserting the invalidity of this Agreement or the Receivables Purchase Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Receivables Purchase Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor and/or Georgia Gulf, would materially and adversely affect the performance by the Transferor or Georgia Gulf of their respective obligations hereunder,
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Receivables Purchase Agreement, or (v) which may have a Material Adverse Effect.

                  (h) Place of Business. The principal place of business and chief executive office of Georgia Gulf and the Transferor are located at 400 Perimeter Center Terrace, Suite 595, Atlanta, Georgia 30346, and the offices where each of Georgia Gulf and the Transferor keeps all its Records are located at the address(es) described on Exhibit I or such other locations notified to the Company in accordance with Section 2.8 in jurisdictions where all action required by Section 2.8 has been taken and completed.

                  (i) Good Title. This Agreement constitutes a valid sale, transfer and assignment to the Company of all right, title and interest of the Transferor in and to the Receivables, whether existing on the date hereof, or hereafter created and all proceeds thereof, which are effective as to each Receivable upon the creation thereof. Upon each Transfer, the Company shall acquire a valid and perfected first priority undivided percentage ownership interest in each Receivable and Related Security that exists on the date of such Transfer and in the Residual Receivable Interest and Collections with respect thereto, free and clear of any Adverse Claim.

                  (j) Nature of Receivables; Use of Proceeds. Each Receivable is (A) an account receivable representing all or part of the sales price of merchandise, insurance or services (or an "eligible asset" within the meaning of Rule 3a-7 under the 1940 Act) and the proceeds of the Commercial Paper with which the Company will acquire the Receivables are to be used by the Transferor for current transactions within the meaning of Section 3(a)(3) of the 1933 Act, and (B) an Eligible Receivable. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the 1934 Act, or for the purpose of acquiring or holding any margin securities.

                  (k) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Transferor at such Lock-Box Banks are described on Exhibit C or described in a notice provided by the Transferor and Georgia Gulf to the Company pursuant to Section 2.8. All Obligors have been instructed to make payment directly to a Lock-Box Account, and all Collections are deposited into the Lock-Box Accounts.

                  (l) No Material Adverse Change. Since September 30, 1997, there has been no change in the condition (financial or otherwise), business, operations or prospects of the Transferor or Georgia Gulf, or in the ability of either of them to perform their respective obligations hereunder or in the collectibility of the Receivables, which change might have a Material Adverse Effect.

                  (m) Trade Names. Except as described in Exhibit J, neither the Transferor nor Georgia Gulf has used any corporate names, trade names or assumed names other than its name set forth on the signature pages of this Agreement and, within the last five years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (the "Bankruptcy Code").

                  (n) Binding Effect of Receivables and Contract. Each Receivable and the related Contract and any Residual Receivable Interest constitutes a legal, valid and binding obligation of the Obligor enforceable against the Obligor, subject to the effect of bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally.

                  (o) No Restriction on Transfer. No Contract requires the prior consent of an Obligor or contains any other restriction relating to the transfer or assignment of rights of payment under such Contract which are legally enforceable (other than a consent or waiver of such restriction that has been obtained prior to the Closing Date).

                  (p) Restrictions on Chattel Paper. The Transferor and Georgia Gulf shall not permit any portion of the Transferred Interest that constitutes chattel paper within the meaning of Section 9-105 of the Relevant UCC to be transferred to or possessed by any other party other than the Company or the Transferor, as appropriate.

                  (q) Coverage Requirement. The Net Receivables Balance equals or exceeds the Coverage Amount.

                  (r) Credit Policy. Since February 2, 1998, there have been no material changes in the Credit Policy, and since such date, no material adverse change has occurred in the overall rate of collection of Receivables.

                  (s) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

                  (t) Not an Investment Company. The Transferor and Georgia Gulf are (i) not, and are not controlled by, an "investment company" within the meaning of the 1940 Act, or (ii) are exempt from all provisions of the 1940 Act.

                  (u) ERISA. Each of the Transferor and Georgia Gulf is in compliance in all material respects with ERISA and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables exists, or to the knowledge of the Transferor or Georgia Gulf, is pending or threatened.

                  (v) Bulk Sales. No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

                  (w) No Preference, etc. The conveyance of the Receivables, the Collections and Related Security to the Company, and each such conveyance, shall not have been made for or on account of an antecedent debt owed by the Transferor or Georgia Gulf to the Company.

                  Any document, instrument, certificate or notice delivered to the Company hereunder shall be deemed a representation and warranty by the Transferor and Georgia Gulf.

         SECTION 3.2. Reaffirmation of Representations and Warranties On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer or reinvestment pursuant to Section 2.2(b), shall be deemed to have certified that (i) all representations and warranties described in Section
3.1 are true and correct on and as of such day as though made on and as of such day and (ii) no event has occurred or is continuing, or would result from any such Transfer or recomputation, which constitutes a Termination Event or a Potential Termination Event. The representations and warranties set forth in
Section 3.1 shall survive the conveyance of the Receivables to the Company and the termination of this Agreement. Upon discovery by the Company, or the Transferor or Georgia Gulf of a breach of the representations and warranties set forth in Section 3.1, the party discovering such breach shall give written notice to the others within three Business Days of such discovery.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         SECTION 4.1. Conditions to Closing. This Agreement shall become effective on the first date on which the Transferor and Georgia Gulf shall deliver to the Company the following documents and instruments, all of which shall be in form and substance acceptable to the Company:

                  (a) A Certificate of the Secretary of the Transferor certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Company may conclusively rely until such time as the Company shall receive from the Transferor a revised Certificate meeting the requirements of this clause
(a)(i)), (ii) a copy of the Transferor's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, (iii) a copy of the Transferor's By-Laws, (iv) a copy of resolutions of the Board of Directors of the Transferor approving this Agreement and the transactions contemplated herein, and (v) certificates of the Secretaries of State of the States of Delaware and Georgia certifying the Transferor's good standing under the laws of the States of Delaware and Georgia, respectively.

                  (b) A Certificate of the Secretary of Georgia Gulf certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Company may conclusively rely until such time as the Company shall receive from Georgia Gulf a revised Certificate meeting the requirements of this clause (b)(i)),
(ii) a copy of Georgia Gulf's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, (iii) a copy of Georgia Gulf's By-Laws, (iv) a copy of resolutions of the Board of Directors of Georgia Gulf approving this transaction and (v) certificates of the Secretaries of State of the States of Delaware and Georgia certifying the Transferor's good standing under the laws of the States of Delaware and Georgia, respectively.

                  (c) Acknowledgment copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Transfer naming the Transferor as the transferor of Receivables and the Company as acquiror or other similar instruments or documents as may be necessary or in the opinion of the Company desirable under the Relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Company's ownership interest in all Receivables and the Residual Receivable Interest with respect thereto hereunder.

                  (d) Acknowledgment copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Transfer naming Georgia Gulf as the seller of Receivables and the Transferor as purchaser or other similar instruments or documents as may be necessary or in the opinion of the Company desirable under the Relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership interest in all Receivables and the Residual Receivable Interest with respect thereto under the Receivables Purchase Agreement.

                  (e) Acknowledgment copies of proper financing statements (Form UCC-3) and lien releases, if any, necessary to release all security interests and other rights of any person in Receivables previously granted by Georgia Gulf and/or the Transferor.

                  (f) Certified copies of request for information or copies of UCC-1 or similar search reports (certified by parties acceptable to the Company) dated a date reasonably near the date of the initial Transfer listing all effective financing statements which name Georgia Gulf (under its present name and any previous name) as transferor or debtor and which are filed in appropriate jurisdictions together with copies of such financing statements.

                  (g) A favorable opinion of Jones, Day, Reavis and Pogue, special counsel for Georgia Gulf, as to such matters as the Company may reasonably request.

                  (h) A favorable opinion of Jones, Day, Reavis and Pogue, special counsel for the Transferor, as to such matters as the Company may reasonably request.

                  (i) A favorable opinion of Jones, Day, Reavis and Pogue, special counsel for Georgia Gulf and the Transferor, covering certain bankruptcy, insolvency and substantive nonconsolidation matters, in form and substance satisfactory to the Company and the Company's counsel.

                  (j) A certificate in the form of Exhibit K, executed by the chief financial officer or corporate controller of the Transferor.

                  (k) A Monthly Report relating to the Receivables for the months of January and February 1998.

                  (l) Undated executed copies of Lock-Box Notices to Lock-Box Banks.

                  (m) Executed copies of the Receivables Purchase Agreement and the Fee Letter.

                  (n) Draft consolidated financial statements for (i) Georgia Gulf and its Subsidiaries and (ii) the Transferor, as of and for the year ended December 31, 1997 (with executed finals to be provided as soon as these are available to Georgia Gulf and by not later than April 5, 1998), and agreed upon procedures prepared by Arthur Andersen LLP dated March 1998 with respect to servicing.

                  (o) Such other documents as the Company shall reasonably request.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.1. At all times from the date hereof to the latest to occur of (i) the Termination Date or (ii) the date on which the Company's Transferred Interest shall be equal to zero, unless the Company shall otherwise consent in writing:

                  (a) Reporting Obligations. The Transferor will, and will cause Georgia Gulf to, maintain, each for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Company:

                  (i) SEC Filings. Within 5 days of filing thereof, copies of all registration statements, annual (Form 10-K) report, including financial statements audited by, with a report thereon prepared by, nationally recognized independent public accountants, (Form 10-Q), monthly or other reports, including Form 8-K current reports which the Transferor, Georgia Gulf or any Subsidiary thereof files with the Securities and Exchange Commission pursuant to the 1934 Act.

                  (ii) Compliance Certificate. Together with the reports required above, a compliance certificate in substantially the form of Exhibit K hereto signed by its chief financial officer or corporate controller stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

                  (iii) Change in Credit Policy. Within 10 days after the date any material change in or amendment to the Credit Policy is made (including changes in payment instructions to Obligors), a copy of the Credit Policy then in effect indicating such change or amendment.

                  (iv) Other Information. Such other information (including non-financial information) as the Company may from time to time reasonably request.

                  (b) Certain Notices. Each of the Transferor and Georgia Gulf will notify the Company in writing of any of the following, immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

                  (i) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two (2) days after the occurrence of each Termination Event or each Potential Termination Event of which the Transferor or Georgia Gulf has knowledge, a statement of the chief financial officer or corporate controller of the Transferor or Georgia Gulf, as applicable, setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor or Georgia Gulf, as applicable, proposes to take with respect thereto.

                  (ii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which may have a Material Adverse Effect.

                  (iii) Judgments. The entry of any judgment or decree against the Transferor, or Georgia Gulf or any of its Subsidiaries (other than the Transferor) if the aggregate amount of all judgments or decrees then outstanding against the Transferor or Georgia Gulf and its Subsidiaries, respectively, exceeds $5,000,000 after deducting (A) the amount with respect to which the Transferor or Georgia Gulf and its Subsidiaries is insured and (B) the amount for which the Transferor or Georgia Gulf and such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Company.

                  (c) Conduct of Business. Each of the Transferor and Georgia Gulf will, and Georgia Gulf will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to obtain any such approval would not have a Material Adverse Effect.

                  (d) Compliance with Laws. Each of the Transferor and Georgia Gulf will, and Georgia Gulf will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to comply with such laws and regulations would not have a Material Adverse Effect.

                  (e) Furnishing of Information and Inspection of Records. Each of the Transferor and Georgia Gulf will furnish to the Company from time to time such information with respect to the Receivables as the Company may reasonably request, including listings identifying the Outstanding Balance for each Receivable. Each of the Transferor and Georgia Gulf will, at any time and from time to time during regular business hours with prior written notice, permit the Company or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor or Georgia Gulf for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's or Georgia Gulf's performance hereunder with any of the officers, directors, employees or independent public accountants of the Transferor or Georgia Gulf having knowledge of such matters.

                  (f) Keeping of Records and Books of Account. Each of the Transferor and Georgia Gulf will maintain and implement administrative and operating procedures (including an ability to recreate all Records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of, and adjustments to, each existing Receivable). Without limiting the foregoing, the Transferor will, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) as may be requested by the Company and mark its master data processing records and other documents including the Detailed Aged Trial Balance and the Summary Aged Trial Balance by the Closing Date or as soon as practicable thereafter (but in no event to exceed 20 days from the Closing Date), with a legend describing the purchase by the Company of the Receivables pursuant to the Transfer Agreement and stating "These accounts receivable have been purchased from Georgia Gulf Corporation by GGRC Corp. pursuant to a Receivables Purchase Agreement dated as of March 10, 1998 and GGRC Corp. has conveyed an interest in these accounts receivable to Blue Ridge Asset Funding Corporation pursuant to a Receivables Transfer Agreement dated as of March 10, 1998." Each of the Transferor and Georgia Gulf will give the Company prompt written notice of any change in the administrative and operating procedures referred to in this paragraph (f).

                  (g) Performance and Compliance with Receivables and Contracts. Each of the Transferor and Georgia Gulf will at its own expense timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

                  (h) Credit Policy. Each of the Transferor and Georgia Gulf will comply with the Credit Policy in regard to each Receivable and the related Contract.

                  (i) Collections. The Transferor and/or Georgia Gulf shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

                  (j) Payment to Georgia Gulf. With respect to any Receivable sold by Georgia Gulf to the Transferor, the Transferor shall, and shall cause Georgia Gulf to, effect such sale under, and pursuant to the terms of, the Receivables Purchase Agreement, including the payment by the Transferor either in cash, by a capital contribution or by an increase in the amount of the Subordinated Note (as defined in the Receivables Purchase Agreement) to Georgia Gulf of an amount equal to the purchase price for such Receivable as required by the terms of the Receivables Purchase Agreement.

         SECTION 5.2. Negative Covenants of the Transferor and Georgia Gulf. During the term of this Agreement, unless the Company shall otherwise consent in writing:

                  (a) No Sales, Transfers, Liens, etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, neither the Transferor nor Georgia Gulf will sell, transfer, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to, any Receivable or related Contract, or upon or with respect to any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

                  (b) No Extension or Amendment of Receivables. Neither the Transferor nor Georgia Gulf will extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Company if such amendment, modification or waiver might result in a Material Adverse Effect, or would breach any of their respective representations, warranties or covenants under this Agreement.

                  (c) Change in Business or Credit Policy. Neither the Transferor nor Georgia Gulf will make any change in the character of its business or in the Credit Policy, which change might result in a Material Adverse Effect.

                  (d) Use of Proceeds. No proceeds of any Transfer will be used by the Transferor or Georgia Gulf to purchase or carry any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                  (e) No Mergers, Etc. Neither the Transferor nor Georgia Gulf will (i) consolidate or merge with or into any other Person, (ii) sell, lease or transfer all or substantially all of its assets to any other person (except with respect to the Transferor, to the Company hereunder) or (iii) enter into any plan of liquidation, partial liquidation, spin-off or split-off.

                  (f) Change in Payment Instructions to Obligors. Neither the Transferor nor Georgia Gulf will add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Company shall have received written notice of such addition, termination or change (including any change in the officer or agent of the Transferor or Georgia Gulf executing the related Lock-Box Notice) at least 30 days prior thereto and the Company shall have received a Lock-Box Notice executed by each new

Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

                  (g) Deposits to Lock-Box Accounts. Neither the Transferor nor Georgia Gulf will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

                  (h) Change of Name, Etc. Neither the Transferor nor Georgia Gulf will change its name, identity or structure or its chief executive office, unless, at least 10 days prior to the effective date of any such change, the Transferor or Georgia Gulf, as applicable, delivers to the Company (i) UCC financing statements, executed by the Transferor or Georgia Gulf (as applicable), necessary to reflect such change and to continue the perfection of the Company's or Transferor's, as applicable, ownership interests or security interests in the Receivables and the Residual Receivable Interest and Collections with respect thereto and (ii) new or revised Lock-Box Notices executed by the Lock-Box Banks which reflect such change and enable the Company to continue to exercise its rights contained in
Section 2.8.

                  (i) Sale Treatment. The Transferor will not and will not permit Georgia Gulf to, (i) account for (including for financial reporting purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by Georgia Gulf to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than a sale of Receivables by the Transferor to the Company. In addition, the Transferor shall, and shall cause Georgia Gulf to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transactions contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor (in the case of Georgia Gulf's financial statements) and the Company in the Transferred Property.

                  (j) Separate Business. The Transferor shall at all times comply in all respects with Articles X, XV and XVII of its Certificate of Incorporation. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not dictated by any controlling entity. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the Closing Date.

                  (k) Corporate Documents. The Transferor shall only amend, alter, change or repeal its Certificate of Incorporation with the prior written consent of the Administrative Agent.

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

         SECTION 6.1. Appointment of Collection Agent; Collection Agent Fee. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Company gives notice to Georgia Gulf of the designation of a new Collection Agent, Georgia Gulf is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Company may, upon the occurrence of a Termination Event (other than a Termination Event solely with respect to Section 7.1(n), but including any Termination Event under Subsections 7.1(a) and 7.1(c) regardless of whether Georgia Gulf is then serving as the Collection Agent) (i) designate as Collection Agent any Person (including itself) to succeed Georgia Gulf or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof and (ii) notify any Obligor of the Transferred Interest. For the period Georgia Gulf serves as the Collection Agent, the Receivables Purchase Agreement provides that the Collection Agent shall receive one Collection Agent Fee (the "Collection Agent Fee") of 0.50% per annum, payable monthly on the aggregate amount of Receivables sold, provided, however, that if a successor Collection Agent is appointed that is not a Georgia Gulf Affiliate, such successor shall receive a Collection Agent Fee of 1.00% per annum payable monthly.

         SECTION 6.2.  Duties of Collection Agent.

                  (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, in accordance with all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit Policy. Each of the Transferor and the Company hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1, to enforce their respective rights and interests in and under the Receivables, the Residual Receivable Interest, the Collections and the Contracts. The Collection Agent shall set aside for the account of the Transferor and the Company their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6. The Collection Agent shall segregate and deposit to the Company's account the Company's allocable share of Collections of Receivables when required pursuant to Article II hereof. The Transferor and Georgia Gulf shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Transferor and the Company in accordance with their respective interests, all Records which evidence or relate to Receivables, the Residual Receivable Interest or Collections. Notwithstanding anything to the contrary contained herein, the Company shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is Georgia Gulf or any other

Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Residual Receivable Interest.

                  (b) The Collection Agent shall hold, for the benefit of the Transferor, Collections received minus the Percentage Factor of such Collections. On the last day of each Tranche Period, the Collection Agent shall deduct from such Collections and pay to the Company in reduction of the Aggregate Net Investment and accrued Discount and any amounts due under
Section 2.9 hereof and unpaid from the Transferor and turn the remainder of such Collections over to the Transferor. In addition, the Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Obligor which is not a Receivable. The Collection Agent, if other than the Transferor, shall as soon as practicable upon demand, deliver to the Transferor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable or the Residual Receivable Interest.

                  (c) On or before 90 days after the end of each fiscal year of the Collection Agent, beginning with December 31, 1998, the Collection Agent shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Collection Agent, Georgia Gulf or the Transferor) to furnish a report to the Company substantially to the effect that (i) such accountants have performed certain agreed upon procedures related to certain documents and records relating to the servicing of the Receivables under this Agreement, compared on a test basis the information contained in the Monthly Reports delivered pursuant to
Section 2.11 during the period covered by such reports with such documents and records and that, on the basis of such procedures, and subject to such limitations and qualifications as may be reasonably and customarily set forth in such report, that the servicing has been conducted substantially in compliance with the terms and conditions as set forth in this Agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement and (ii) such accountants have compared on a test basis the mathematical calculations of the amounts set forth in the Monthly Reports delivered pursuant to Section 2.11 during the period covered by such reports, with the Transferor's and Collection Agent's computer reports which were the source of such amounts and that, on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement.

                  (d) Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if not Georgia Gulf, shall have no obligation to collect, enforce or take any other action described in this
Article VI with respect to any Receivable that is not included in the Transferred Interest other than to deliver to the Transferor the Collections and documents with respect to any such Receivable as described in Section 6.2(b).

         SECTION 6.3. Rights After Designation of New Collection Agent. At any time following the designation of a Collection Agent (other than Georgia Gulf) pursuant to Section 6.1:

                  (i) The Company may direct that payment of all amounts payable under any Receivable be made directly to the Company or its designee.

                  (ii) The Transferor shall, at the Company's request and at the Transferor's expense, give notice of the Company's ownership of Receivables to each Obligor and direct that payments be made directly to the Company or its designee.

                  (iii) The Transferor shall, at the Company's request, (A) assemble all of the Records, and shall make the same available to the Company at a place selected by the Company or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Company and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Company or its designee.

                  (iv) Each of Georgia Gulf and the Transferor hereby authorizes the Company to take any and all steps in the Transferor's name and Georgia Gulf's name and on behalf of the Transferor and Georgia Gulf, as applicable, necessary or desirable in the determination of the Company, to collect all amounts due under any and all Receivables, including endorsing the Transferor's name and Georgia Gulf's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

         SECTION 6.4. Responsibilities of the Transferor and Georgia Gulf. Anything herein to the contrary notwithstanding, each of the Transferor and Georgia Gulf shall (i) perform all of its obligations under the Contracts related to the Receivables to the same extent as if such Receivables had not been sold hereunder, and the exercise by the Company of its rights hereunder shall not relieve the Transferor and Georgia Gulf from such obligations and (ii) pay when due any taxes of the Transferor and Georgia Gulf, including all sales taxes payable in connection with the Receivables. The Company shall not have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Transferor and Georgia Gulf thereunder.

         SECTION 6.5. Lock-Box Notices. From and after the occurrence of a Potential Termination Event, the Company is hereby authorized at any time to date, and to deliver to the Lock-Box Banks, the Lock-Box Notices delivered hereunder; provided that for so long as this Agreement is in full force and effect and a Potential Termination Event has not occurred, the Company hereby covenants and agrees with the Transferor and Georgia

Gulf that it will hold any such Lock-Box Notice provided by the Transferor and Georgia Gulf to the Company in safekeeping. Each of the Transferor and Georgia Gulf, when the Company shall deliver the Lock-Box Notices to the Lock-Box Banks, hereby transfers to the Company the exclusive ownership and control of the Lock-Box Accounts to which the Obligors of Receivables shall make payments and in which Collections may be concentrated, and shall take any further action that the Company may reasonably request, to effect such transfer. In case any authorized signatory of the Transferor or Georgia Gulf whose signature shall appear on any Lock-Box Notice shall cease to have such authority before the delivery of such Lock-Box Notice, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such delivery. Notwithstanding the delivery of such Lock-Box Notices, the Collection Agent shall continue to comply with the provisions of this
Section 6.5.

                                   ARTICLE VII

                               TERMINATION EVENTS

         SECTION 7.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

                  (a) the Transferor, Georgia Gulf or the Collection Agent (provided, except for purposes of Section 6.1 only, Georgia Gulf is the Collection Agent) shall fail to perform or observe any term, covenant, agreement or undertaking hereunder (other than as referred to in clause (c) below) and such failure shall remain unremedied for two Business Days after written notice thereof has been given to the Transferor, Georgia Gulf or the Collection Agent, as applicable, by the Company; or

                  (b) any representation, warranty, certification or statement made by the Transferor or Georgia Gulf in this Agreement or in any other document delivered pursuant hereto or in connection herewith, including the Receivables Purchase Agreement and the Credit Agreement, shall prove to have been incorrect in any material respect when made or deemed made and such condition shall continue unremedied for a period of five days; or

                  (c) any event or occurrence that has a material adverse effect on Georgia Gulf, the Transferor or on Blue Ridge or any Affiliates thereof to perform in all material respects their respective obligations hereunder under the Receivables Purchase Agreement or any related agreement, including the Credit Agreement, or on the status, existence, perfection, priority or enforceability of Blue Ridge's interest in the Receivables; or

                  (d) either the Transferor, Georgia Gulf or the Collection Agent (provided, except for purposes of Section 6.1 only, Georgia Gulf is the Collection Agent)
 shall fail, for a period of two Business Days, to make any payment or deposit to be made by it hereunder when due; or

                  (e) (i) failure of the Transferor, Georgia Gulf or any of their respective Subsidiaries to pay any Indebtedness (other than Indebtedness subject to a good faith dispute) when due; or (ii) any Indebtedness (other than Indebtedness subject to a good faith dispute) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof (other than any acceleration arising out of a good faith dispute), and such condition shall continue unremedied for a period of two Business Days; or

                  (f) (i) the Transferor, Georgia Gulf or any of their respective Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by the Transferor, Georgia Gulf or any of their respective Subsidiaries, or 30 days shall have elapsed since the commencement of any proceeding against the Transferor, Georgia Gulf or any of their respective Subsidiaries (which proceeding shall not have been dismissed), seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or
(ii) the Transferor, Georgia Gulf or any of their respective Subsidiaries shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (e); or

                  (g) the institution of any litigation, arbitration proceedings or governmental proceeding involving the Transferor, Georgia Gulf, any of their respective Subsidiaries or the Receivables which may have a Material Adverse Effect; or

                  (h) the entry of any judgment or decree against the Transferor, Georgia Gulf or any of their respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against any of them or their Subsidiaries for which insurance is not available and the collection of which has not been stayed, might result in a Material Adverse Effect; or

                  (i) a change in the majority ownership of the voting stock of Georgia Gulf or the Transferor shall have occurred, or Georgia Gulf or the Transferor shall enter into any transaction, merger, consolidation or sale of all or substantially all its assets whereby it is not the surviving entity; or

                  (j) the Default Ratio (averaged over the previous three consecutive months) shall exceed 2.5% or the Delinquency Ratio (averaged over the previous three consecutive months) shall exceed 2.5%; or

                  (k) the Net Receivables Balance shall be less than the Coverage Amount and such failure shall remain unremedied for five consecutive Business Days thereafter; or

                  (l) the Aggregate Net Investment plus Discount exceeds the Facility Limit, and the Aggregate Net Investment plus Discount is not reduced by the Transferor by the payment of cash to the Company to an amount not more than the Facility Limit within five business days following notice from the Company; or

                  (m) an Event of Default (as defined by the Credit Agreement) shall have occurred under the Credit Agreement; or

                  (n) the Company is unable to obtain liquidity loans under the Liquidity Facility in support of Commercial Paper issued or to be issued by or on behalf of the Company in connection with the transactions contemplated by this Agreement; or

                  (o) the Receivables Purchase Agreement shall have terminated in accordance with the terms of Article VIII thereof; or

                  (p) the Internal Revenue Service, the Pension Benefit Guaranty Corporation or any other governmental authority files notice of a lien with respect to taxes of $1,000,000 or more with respect to the Receivables and such lien is not released within 30 days; or

                  (q) Georgia Gulf, Blue Ridge or any successor or assign becomes an "investment company" within the meaning of the 1940 Act.

         SECTION 7.2. Termination. If a Termination Event occurs, (i) the Company may, by notice to the Transferor, declare all outstanding Tranche Periods to be ended and designate the Tranche Rate applicable to the Aggregate Net Investment plus the Discount, (ii) the Company shall have no further obligation to make any Advances hereunder or otherwise fund any transfers of Receivables, and the Facility Limit shall be reduced on each day thereafter to the aggregate, as of the preceding day, of the Aggregate Net Investment plus the Discount, (iii) the Company may cease to issue or cause to be issued Commercial Paper or obtain liquidity loans for the purpose of reinvestment from the Liquidity Bank under the Liquidity Facility, (iv) if Georgia Gulf is the Collection Agent at the time, the Company may terminate Georgia Gulf as Collection Agent and appoint a new Collection Agent, which may be the Company, Wachovia Bank, N.A. or any affiliate of either, and (v) the Company shall have all of the rights and remedies provided to a secured creditor or a transferee under the Relevant UCC and applicable local law.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.1. Indemnities by the Transferor. Without limiting any other rights which the Company may have hereunder or under applicable law, the Transferor hereby agrees to hold harmless and indemnify the Company and the Administrative Agent and their respective officers, directors, agents and employees from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by the Company and/or the Administrative Agent arising out of or as a result of this Agreement or the ownership, either directly or indirectly, by the Company of the Transferred Interest excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Company and/or the Administrative Agent or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferor shall hold harmless and indemnify the Company and the Administrative Agent for Indemnified Amounts relating to or resulting from:

                  (a) reliance on any representation or warranty made by the Transferor (or any of its officers) under or in connection with this Agreement or any other information or report delivered by or on behalf of the Transferor pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (b) the failure by the Transferor or the Collection Agent to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                  (c) the failure to vest and maintain vested in the Company or the Liquidity Bank, as applicable, the Transferred Interest in the Receivables free and clear of any Adverse Claim;

                  (d) the failure to file, or delay in filing, financing statements or other similar instruments or documents under the UCC or the laws of any applicable jurisdiction or other applicable laws with respect to any Receivable;

                  (e) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of products or services related to such Receivable or the furnishing or failure to furnish such products or services;

                  (f) any failure of the Transferor or the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement;

                  (g) any products liability claim, environmental liability claim, or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with products or services which are the subject of any Receivable;

                  (h) the transfer of an undivided percentage ownership interest in any Receivable other than an Eligible Receivable, if, on the date of such transfer the Net Receivables Balance was less than the Coverage Amount; or

                  (i) the inability of the Company after using all reasonable efforts to sell or cause to be sold Commercial Paper to fund any CP Tranche requested by the Transferor.

                  If the Company and/or the Administrative Agent enter into agreements for the transfer of interests in receivables from one or more other Persons ("Other Transferors"), the Company and the Administrative Agent shall allocate such Indemnified Amounts which are attributable to the Transferor and to the Other Transferors to the Transferor and each Other Transferor; provided, however, that if such Indemnified Amounts are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Indemnified Amounts.

         SECTION 8.2. Tax Indemnification. The Transferor and the Collection Agent hereby agree to pay, and to indemnify the Company and the Administrative Agent from and against, any taxes which may at any time be asserted in respect of this transaction or the subject matter hereof or any funding agreement or the subject matter thereof (including any sales, gross receipts, general corporation, personal property, privilege or license taxes, but not including any federal or (except as provided below) other income taxes imposed upon the Company and/or the Administrative Agent, with respect to its net income or profits arising out of the transactions contemplated hereby), whether arising by reason of the acts to be performed by the Transferor hereunder or imposed against the Transferor, or the Company and/or the Administrative Agent, the property involved or otherwise. If any tax, fee or similar charge measured by net income or profits is imposed or with respect to any payment for the account of the Company or the Administrative Agent provided for in this Agreement by any State or political subdivision thereof (other than income taxes of the Company), the Transferor will, upon demand by the Company or the Administrative Agent, pay an amount necessary to make the Company and/or the Administrative Agent whole, taking into account any tax consequences to the Company of the payment of such tax and the receipt of the indemnity provided for by this Section 8.2, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Company and/or the Administrative Agent in the jurisdiction in which its principal executive office is located, provided, however, that if the Company and/or the Administrative Agent enters into agreements for the transfer of interests in receivables from Other Transferors, the Company shall allocate among the Transferor and such Other Transferors any amounts owing under this Section 8.2 which are attributable to the Transferor or to the Other Transferors ("Section 8.2 Costs"); provided, further, that if such Section 8.2 Costs are attributable to the Transferor and not attributable to any other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Section 8.2 Costs; and provided, further, that such Section 8.2 Costs shall include any amounts the Company and/or the Administrative Agent must pay to the Liquidity Bank pursuant to the Liquidity Facility on account of any tax described in this Section 8.2 and applicable to the Liquidity Bank.

         SECTION 8.3.  Additional Costs.

                  (a) The Transferor shall pay to the Company from time to time on demand of the Company such amounts as the Company and/or the Administrative Agent may reasonably determine to be necessary to compensate it for any increase in costs which the Company determines are attributable to its making a Transfer or maintaining any Tranche under this Agreement or its obligation to make any such Transfer or reinvestment hereunder, or any reduction in any amount receivable by the Company hereunder in respect of any such Tranche or such obligation (such increases in costs, payments and reductions in amounts receivable being herein called "Additional Costs") resulting from any Regulatory Change which (i) changes the method or basis of taxation of (A) any amounts payable to the Company under this Agreement in respect of any such Tranche or (B) such amounts when considered together with any amounts to be paid by the Company in respect of its Commercial Paper notes relating to such Tranche, (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, capital or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the banks that are parties to the Liquidity Facility, or (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities). The Company will notify the Transferor of any event that will entitle the Company to compensation pursuant to this Section 8.3(a) as promptly as practicable after it obtains knowledge thereof.

                  (b) Without limiting the effect of the foregoing provisions of this Section 8.3 (but without duplication), the Transferor shall pay to the Company from time to time on demand of the Company such amounts as the Company may reasonably determine to be necessary to compensate it for any costs which the Company determines are attributable to its making a Transfer or maintaining any Tranche under this Agreement or its obligation to make any transfers or reinvestments hereunder, in respect of any amount of capital maintained by the banks that are parties to the Liquidity Facility pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter or in respect of any costs or expenses incurred by the Company under the Liquidity Facility. The Company will notify the Transferor if the Company is entitled to compensation pursuant to this Section 8.3(b) as promptly as practicable after it obtains knowledge of such event or condition.

                  (c) Determinations and allocations by the Company for purposes of this Section 8.3 shall be conclusive, provided that such determinations and allocations are made in good faith and on a reasonable basis, reasonable evidence (including an explanation of the applicable Regulatory Change and an accounting for any amounts demanded) of which shall be provided to the Transferor upon request.

                  (d) Anything in this Section 8.3 to the contrary notwithstanding, if the Company enters into agreements for the transfer of interests in receivables from Other Transferors, the Company shall allocate the liability for any amounts under this Section 8.3 ("Section 8.3 Costs") to the Transferor and each Other Transferor which is attributable to the Transferor, which amounts shall be paid by the Transferor or to the Other Transferors; and provided, further, that if such Section 8.3 Costs are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.3 Costs, or if such
Section 8.3 Costs are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such
Section 8.3 Costs.

         SECTION 8.4. Other Costs and Expenses. The Transferor shall pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, any operating agreement, any funding agreement by and between the Company, the Administrative Agent and any financial institution and the other documents to be delivered hereunder, including reasonable fees and charges of legal counsel for the Company, the Administrative Agent and the financial institution party to such funding agreement (which such counsel may be employees of the Company, the Administrative Agent or such financial institution) with respect thereto and with respect to advising the Company, the Administrative Agent, and any such financial institution as to its rights and remedies under this Agreement, any operating agreement and any funding agreement, respectively, and all costs and expenses, if any, including reasonable counsel's fees and expenses in connection with the enforcement or amendment of this Agreement and the other documents delivered hereunder. The Transferor shall reimburse the Company and the Administrative Agent immediately on demand for any amounts the Company and/or the Administrative Agent must pay to any financial institution pursuant to any funding agreement on account of any tax described in Section 8.2 and applicable to such financial institution. The Transferor shall reimburse the Company and/or the Administrative Agent for any and all commissions of placement agents and commercial paper dealers in respect of Commercial Paper issued to fund any CP Tranche hereunder.

The Transferor shall reimburse the Company and the Administrative Agent on demand for all other costs and expenses incurred by the Company and/or the Administrative Agent or any shareholder of the Company and/or the Administrative Agent, including reasonable counsel's fees and expenses incurred in connection with the enforcement of, or amendment to, this Agreement and any documents related hereto, to the extent such fees, costs and expenses are incurred in respect of such enforcement or amendment by or in respect of the Transferor ("Other Costs") (provided that with respect to legal fees of the Company and the Administrative Agent incurred in connection with the negotiation and implementation of this Agreement, the Transferor shall be obligated to pay such fees, together with any reasonable charges of such counsel); provided, however, that if the Company or the Administrative Agent enters into agreements for the transfer of interests in receivables from Other Transferors, the Company or the Administrative Agent shall allocate the liability for such Other Costs to the Transferor and each Other Transferor; and provided, further, that if such Other Costs are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Other Costs or if such Other Costs are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such other Costs.

         SECTION 8.5. Reconveyance Under Certain Circumstances. The Transferor agrees to accept the reconveyance from the Company of a particular portion of the Transferred Interest if the Company notifies the Transferor of a breach of any representation or warranty made or deemed made at the time of such Transfer pursuant to Article III of this Agreement, with respect to such portion of the Transferred Interest and the Transferor shall fail to cure such breach with respect to such portion within five days after becoming aware thereof. The reconveyance price shall be paid by the Transferor to the Company in immediately available funds on such day in an amount equal to the Outstanding Balance of the Receivables related to such portion of the Transferred Interest.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1. Term of Agreement. This Agreement shall terminate following the Termination Date when all Aggregate Unpaids have been paid in full; provided, however, that (i) the rights and remedies of the Company with respect to any representation and warranty made or deemed to be made by Transferor and Georgia Gulf pursuant to this Agreement and (ii) the indemnification and payment provisions of Article VIII, shall be continuing and shall survive any termination of this Agreement, subject to applicable statutes of limitation.

         SECTION 9.2. Waivers; Amendments. No failure or delay on the part of the Company in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Transferor, Georgia Gulf and the Company.

         SECTION 9.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or facsimile set forth below. Each such notice or other communication shall be effective if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section
9.3 and the appropriate answerback or written confirmation is received, if given by any other means when received at the address specified in this Section 9.3. However, anything in this Section 9.3 to the contrary notwithstanding, the Transferor hereby authorizes the Company to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern, absent manifest error.

                  If to the Transferor:
                  ---------------------

                  GGRC CORP.
                  400 Perimeter Center Terrace, Suite 595
                  Atlanta, Georgia 30346
                  Attention:        Donald P. Burke
                  Telephone:        (404) 395-4533
                  Telecopy:         (404) 395-4572

                  If to Georgia Gulf:
                  -------------------

                  GEORGIA GULF CORPORATION
                  400 Perimeter Center Terrace, Suite 595
                  Atlanta, Georgia  30346
                  Attention:        Donald P. Burke
                  Telephone:        (404) 395-4533
                  Telecopy:         (404) 395-4572

                  If to the Company:
                  ------------------

                  BLUE RIDGE ASSET FUNDING CORPORATION
                  c/o Wachovia Bank, N.A.
                  191 Peachtree Street, GA-423
                  Atlanta, GA  30303
                  Attention:  Deborah E. Williams, Administrative Specialist
                  Telephone:        (404) 332-4363
                  Telecopy:         (404) 332-5152

                  If to the Administrative Agent:
                  -------------------------------

                  WACHOVIA BANK, N.A.
                  191 Peachtree Street, GA-423
                  Atlanta, GA  30303
                  Attention:  Deborah E. Williams, Administrative Specialist
                  Telephone:        (404) 332-4363
                  Telecopy:         (404) 332-5152

         SECTION 9.4. Governing Law; Submission to Jurisdiction; Integration. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. Each of the Transferor and Georgia Gulf hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Georgia and of any Georgia State Court sitting in such Northern District of Georgia for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Transferor and Georgia Gulf hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.4 shall affect the right of the Company to bring any action or proceeding against the Transferor, Georgia Gulf or their respective properties in the courts of other jurisdictions. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

         SECTION 9.5. Severability; Counterparts. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

         SECTION 9.6. Assignments. This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor Georgia Gulf may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Company. No provision on this Agreement shall in any manner restrict the ability of the Company to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

         SECTION 9.7.  Confidentiality.

                  (a) Each of the Transferor and Georgia Gulf hereby consents to the disclosure of any non-public information with respect to it to (i) the Company by the others and (ii) the Liquidity Bank (or any prospective or actual participant in the Liquidity Facility) by the Company.

                  (b) Each of the Transferor and Georgia Gulf shall maintain, and shall cause each of its officers, employees and agents to maintain, the confidentiality of this Agreement, all documents related hereto and all other confidential proprietary information with respect to the Company and its successors and assigns, the Liquidity Bank and each of their respective businesses, obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein, except for information that has become publicly available and has been disclosed to (i) legal counsel, accountants and other professional advisors to the Transferor and Georgia Gulf,
(ii) as required by law, regulation or legal process, and (iii) in connection with any legal or regulatory proceeding to which the Transferor and/or Georgia Gulf is subject. The Company hereby consents to the disclosure of information in the manner and to the Persons set forth in clauses (i) through (iii) above.

         SECTION 9.8. No Bankruptcy Petition Against the Company. Each of the Transferor and Georgia Gulf hereby covenants and agrees that, prior to the date which is one year and one day after the date upon which all outstanding Commercial Paper is paid in full, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of any jurisdiction.

         SECTION 9.9.  Limited Recourse; Waiver of Setoff.

                  (a) Notwithstanding anything to the contrary contained herein, the obligations of the Company under this Agreement are solely the corporate obligations of the Company and shall be payable at such time as funds are received from the Transferor, Georgia Gulf and other transferors or from any party to any agreement with the Company in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Company arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of the Company or any Affiliate thereof provided, however, that the foregoing shall not relieve any such person or entity from any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

                  (b) Each of the Transferor and Georgia Gulf hereby agrees to waive any right of setoff which it may have or to which it may be entitled against the Company and its assets.

         SECTION 9.10. Tax Characterization of the Transactions Contemplated by this Agreement. The Transferor and the Company agree to treat the transactions contemplated by this Agreement as a financing for tax purposes and further agree to file on a timely basis all federal and other income tax returns consistent with such treatment.

         IN WITNESS WHEREOF, the parties hereto have caused this Receivables Transfer Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                        GGRC CORP., as Transferor

                                        By
                                            -----------------------------
                                            Name:    Samuel M. Hensley
                                            Title:   Treasurer

                                        GEORGIA GULF CORPORATION,
                                        individually and as Collection Agent

                                        By
                                            -----------------------------
                                            Name:    Samuel M. Hensley
                                            Title:   Corporate Controller

                                        BLUE RIDGE ASSET FUNDING
                                         CORPORATION,
                                            as Company

                                        By
                                            ----------------------------
                                            Name:    Victoria A. Dudley
                                            Title:   Senior Vice President

                                    EXHIBIT A

                                FORM OF CONTRACT

                                    EXHIBIT B

                                  CREDIT POLICY

                                    EXHIBIT C

                             LIST OF LOCK-BOX BANKS

Bank                                                        Account Number

Wachovia Bank, N.A                                          18-340-667
191 Peachtree Street, NE
Atlanta, Georgia  30303-1757
Attn:  William R. McCamey
Tel:  (404) 332-1371

Customers make payments to:
Georgia Gulf Corporation
P.O. Box 75250
Charlotte, North Carolina 28275-5250
Attn:  William R. McCamey
191 Peachtree Street
Atlanta, Georgia 30303
Lock-Box #:  75250 (Data transmission)
             75259                                          18-340-667

                                    EXHIBIT D

                             FORM OF LOCK-BOX NOTICE

                                                  ______________________, 19___

[Name and Address of
Lock-Box Bank]

Ladies and Gentlemen:

         We hereby notify you that we have transferred exclusive ownership and control of our lock-box account[s] no[s]. __________ maintained with you (the "Lock-Box Account[s]") to Blue Ridge Asset Funding Corporation, c/o Wachovia Bank, N.A., 191 Peachtree Street, GA-423, Atlanta, Georgia 30303 (the "Company").

         We hereby irrevocably instruct you to make all payments to be made by you out of or in connection with the Lock-Box Account[s] directly to Wachovia Bank, N.A., [_______] Branch, Account no. ____ in the name of the Company, for the account of the Company, or otherwise in accordance with the instructions of the Company.

         We also hereby notify you that the Company shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lock-Box Account[s], including, without limitation, the right to specify when payments are to be made out of or in connection with the Lock-Box Account[s].

         Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below on two copies hereto sent herewith and send one signed copy to the Company, at its address referred to above,
Attention: Deborah E. Williams, Administrative Specialist, and send the other signed copy via overnight courier to the undersigned at its address at ________________________, Attention of ____________________. In addition, please furnish a copy to Wachovia Bank, N.A., 191 Peachtree Street, GA-423, Atlanta, Georgia 30303, Attention: Deborah E. Williams, Administrative Specialist.

                                            Very truly yours,

                                            -----------------------------

                                            By:
                                                -------------------------
                                                 Name:
                                                 Title:

Agreed and acknowledged:

         [NAME OF BANK]

By:
   ---------------------------
     Name:
     Title:

                                   EXHIBIT E

                             FORM OF MONTHLY REPORT

                                    EXHIBIT F

                        FORM OF TRANCHE SELECTION NOTICE

                                   GGRC CORP.
                     400 Perimeter Center Terrace, Suite 595
                             Atlanta, Georgia 30346

Transfer Notice Date:______________________

Blue Ridge Asset Funding Corporation
c/o Wachovia Bank, N.A.
191 Peachtree Street, GA-423
Atlanta, Georgia  30303
Attention:  Deborah E. Williams

                            TRANCHE SELECTION NOTICE

Dear Sir or Madam:

         With reference to Section 2.2 of the Receivables Transfer Agreement, dated as of March 10, 1998 (as amended, the "Transfer Agreement") by and among Blue Ridge Asset Funding Corporation (the "Company"), GGRC Corp., (the "Transferor") and Georgia Gulf Corporation, the Transferor hereby requests the Company to accept the Transfer or maintain the Transfer of Receivables, as the case may be, from the Transferor utilizing the proceeds of the following:

CP Tranche (A CP Tranche is automatically chosen unless otherwise specified).

         Commercial Paper Face Value:                       -------------------
         Transfer Date:                                     -------------------
         Maturity Date:                                     -------------------

Eurodollar Tranche

         Amount:                        -------------------
         Transfer Date:                                     -------------------
         Maturity Date:                                     -------------------

BR Tranche.

         Amount:                        -------------------
         Transfer Date:                                     -------------------

         Maturity Date:                                     -------------------

                                                            Sincerely,


                                                            -------------------
                                                            Name:
                                                            Title:

                                    EXHIBIT G

                        LIST OF TOP TEN OBLIGORS BY AGING

                                 Georgia-Pacific
                                  Allied Signal
                                     Mitsui
                                     Borden
                               Klockner Pentaplast
                                     Genova
                                  Puretec Corp
                                Lamson & Sessions
                              Royal Plastics, Inc.
                          Imperial Chemical Industries

                                    EXHIBIT H

                              LIST OF ACTIONS/SUITS

                                      None

                                    EXHIBIT I

                         SCHEDULE OF LOCATION OF RECORDS

                               Georgia Gulf Corporation
                               Highway 405
                               Plaquemine, Louisiana  70764
                               Attention:  Credit Department

                               Georgia Gulf Corporation
                               400 Perimeter Center Terrace Suite 595
                               Atlanta, Georgia 30346

                                    EXHIBIT J

                          SCHEDULE OF CORPORATE NAMES,
                          ----------------------------
                          TRADE NAMES OR ASSUMED NAMES
                          ----------------------------

                              GG Terminal Management Corporation
                              Georgia Gulf Export Corporation
                              Georgia Gulf Corporation
                              Georgia Gulf

                                    EXHIBIT K

                         FORM OF COMPLIANCE CERTIFICATE

         I, the undersigned Treasurer of GGRC Corp. ("GGRC") DO HEREBY CERTIFY pursuant to Section 5.1(a)(iii) of the Receivables Transfer Agreement, dated as of March 10, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Transfer Agreement"), between GGRC Corp., Georgia Gulf Corporation and Blue Ridge Asset Funding Corporation, that on and as of the date hereof, there exists no Termination Event or Potential Termination Event.

         Capitalized terms not otherwise defined herein have the meanings assigned to them in the Transfer Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___day of _________, 199___.

                                      GGRC CORP.        , as
                                      Transferor

                                      By: --------------------
                                             Name:
                                             Title:  [Treasurer]

                                      K-1